EXHIBIT 99.1

REVOCABLE PROXY
KLEIN BANCSHARES, INC.

☑	PLEASE MARK VOTES AS IN THIS EXAMPLE

Special Meeting of Stockholders
August    , 2004

     The undersigned hereby appoints John W. Klein or Michael Brummerhop, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Klein Bancshares, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held on September 15, 2004, at the Raveneaux Country Club at 9415 Cypresswood Drive in Spring, Texas 77379, at 3:30 p.m., local time, and at any and all adjournments and postponements thereof.

     Please be sure to sign and date this Proxy in the box below.

Date:

Stockholder sign above	Co-holder (if any) sign above

     1. Approval and adoption of the Agreement and Plan of Merger dated May 19, 2004 (the “Agreement”), between Southwest Bancorporation of Texas, Inc., a Texas corporation (“Southwest”), SWBT Merger III, Inc., a Texas corporation and wholly owned subsidiary of Southwest (“Mergersub”), and the Company, pursuant to which Mergersub would be merged with and into the Company (the “Merger”) and the shareholders of the Company would receive a combination of cash and shares of Southwest’s common stock, and the transactions contemplated by the Agreement, as described in the Proxy Statement/Prospectus relating to such Meeting:

For	Against	Abstain

☐	☐	☐

     2. Approval and adoption of the Agreement and Plan of Merger to be executed by Southwest Holding Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Southwest Bancorporation of Texas, Inc., and the Company (the “Delaware Merger Agreement”), pursuant to which the Company would be merged with and into Southwest Delaware immediately following the Merger, and the transactions contemplated thereby, as described in the Proxy Statement/Prospectus relating to such Meeting:

EXHIBIT 99.1

For	Against	Abstain

☐	☐	☐

     3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND FOR THE APPROVAL AND ADOPTION OF THE DELAWARE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     The Board of Directors recommends a vote “FOR” the approval and adoption of the Agreement and “FOR” the approval and adoption of the Delaware Merger Agreement.

     Detach above card, sign, date and mail in postage paid envelope provided.

KLEIN BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this Proxy is properly revoked as described above, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.

     The above signed hereby acknowledges receipt from the Company, prior to the execution of this Proxy, of the Notice of the Special Meeting and the related Proxy Statement/Prospectus.

     Please sign exactly as your name(s) appear(s) on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
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